UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2017

Intra-Cellular Therapies, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36274

Delaware	36-4742850
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

430 East 29th Street

New York, New York 10016

(Address of principal executive offices, including zip code)

(646) 440-9333

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 4, 2017, ITI Limited (“ITI Ltd.”), a wholly-owned subsidiary of Intra-Cellular Therapies, Inc. (collectively, with its direct and indirect subsidiaries, the “Company”), entered into a supply agreement (the “Siegfried Agreement”) with Siegfried Evionnaz SA (“Siegfried”). Under the Siegfried Agreement, Siegfried has agreed to manufacture and supply the active pharmaceutical ingredient (the “Product”) that is used in the Company’s lead product candidate, ITI-007, in commercial quantities. Each month, ITI Ltd. will provide Siegfried with a rolling forecast of ITI Ltd.’s anticipated requirements for supply of the Product, with the first 12 months of each forecast being binding on ITI Ltd. Under the agreement, ITI Ltd.’s purchase prices for supply of the Product from Siegfried are specified prices based on the volume of Product produced.

The term of the Siegfried Agreement extends for five years. Either party may terminate the agreement prior to its expiration upon an uncured material breach by the other party, the liquidation or dissolution of the other party, the commencement of insolvency procedures or other bankruptcy-related proceedings that are not dismissed within a certain period of time, the appointment of any receiver, trustee or assignee to take possession of the properties of the other party, the cessation of all or substantially all of the other party’s business operations, a continuing force majeure event affecting the other party, or the debarment or certain other events involving the other party’s employees, affiliates or agents.

Under the Siegfried Agreement, the Company has the right to and may purchase Product from other suppliers, including if Siegfried cannot fulfill the Company’s requirements.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Siegfried Agreement, which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

This Current Report on Form 8-K contains forward-looking statements related to future manufacturing and supply of the Product. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and future events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the Company’s dependence on third-party suppliers and manufacturers and the availability of other sources of supply. These and other risk factors are discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed by the Company with the Securities and Exchange Commission on February 25, 2016 and in our other public filings subsequently filed with the Securities and Exchange Commission. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRA-CELLULAR THERAPIES, INC.

By:	/s/ Lawrence J. Hineline
Lawrence J. Hineline
Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary

Date:    January 10, 2017